Exhibit 99.1

Company Contact:

Moriah Shilton

Investor Relations

408-321-6713

Judy Erkanat

Media Relations

408-321-6751

Tessera Promotes Bernard Cassidy to Executive Vice President

SAN JOSE, Calif. – Nov. 24, 2009 – Tessera Technologies, Inc. (NASDAQ: TSRA) announced today that Bernard J. “Barney” Cassidy, senior vice president and general counsel, has been promoted to executive vice president and general counsel.

“In the 12 months since he joined Tessera, Barney’s judgment and leadership have had a beneficial, company-wide impact,” said Henry R. Nothhaft, CEO and president of Tessera. “He has refocused the Legal department into a more effective and strategic group, while working tirelessly on getting our voice heard in Washington on patent reform and other public policy matters of importance to innovation companies.”

Cassidy joined Tessera from Tumbleweed Communications Corp., an enterprise software company, where he was senior vice president and general counsel until the company was acquired by Axway, Inc. Prior to Tumbleweed, Cassidy practiced law both at Wilson, Sonsini, Goodrich and Rosati in Palo Alto, California, and at Skadden, Arps, Slate, Meagher and Flom in San Francisco, California.

Cassidy holds a J.D. from Harvard Law School, where he was an editor of the Harvard Law Review and a research assistant to Professor Arthur R. Miller. Immediately after law school he served as a law clerk to the Honorable John T. Noonan, Jr. of the U.S. Court of Appeals for the Ninth Circuit in San Francisco, California. He also holds a M.A. in Philosophy from the University of Toronto and a B.A. in Philosophy from Loyola University.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to any continuing relationship between Tessera and Mr. Cassidy, as well as Mr. Cassidy’s impact on Tessera or public policy matters. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, include more information about factors that could affect the company’s financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera’s website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc., invests in, licenses and delivers innovative miniaturization technologies for next-generation electronic devices. The company’s micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera’s imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

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Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.